UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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MANITEX INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

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April 27, 2012

Dear Manitex International Stockholder:

You are cordially invited to attend the 2012 annual meeting of stockholders of Manitex International, Inc., which will be held on Thursday, June 7, 2012 at 11:00 a.m. (Central Daylight Time) at our offices at 9725 Industrial Drive, Bridgeview, Illinois 60455 and thereafter as it may be adjourned from time to time.

At this year’s annual meeting, you will be asked to elect five directors, to ratify the appointment of UHY LLP as our Independent Registered Public Accounting Firm for fiscal 2012, and to transact such other business as may properly come before the meeting or any adjournments thereof.

Details of the matters to be considered at the meeting are contained in the attached notice of annual meeting and proxy statement, which we urge you to consider carefully.

As a stockholder, your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return your proxy card promptly in the enclosed envelope which requires no postage if mailed in the United States. Alternatively, you may vote through the internet at www.proxyvote.com or by telephone at 1-800-690-6903. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy card provided that you are a shareholder of record or have a legal proxy from the bank or broker that holds the shares.

Thank you for your cooperation, continued support and interest in Manitex International, Inc.

Sincerely,

/s/ DAVID H. GRANSEE
David H. Gransee
Secretary

MANITEX INTERNATIONAL, INC.

9725 Industrial Drive

Bridgeview, Illinois 60455

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 7, 2012

11:00 a.m. (Central Daylight Time)

Notice is hereby given that the Annual Meeting of Stockholders of Manitex International, Inc. will be held at our offices located at 9725 Industrial Drive, Bridgeview, Illinois 60455 on Thursday June 7, 2012 at 11:00 a.m. (Central Daylight Time) to consider and vote upon:

1.	The election of five Directors to serve for one year terms expiring at the Annual Meeting of Stockholders to be held in 2013 or until their successors have been duly elected and qualified. The Proxy Statement which accompanies this notice includes the names of the nominees to be presented by the Board of Directors for election;

2.	Ratification of the appointment of UHY LLP as our Independent Registered Public Accounting Firm for fiscal 2012; and

3.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

The Board of Directors has fixed the close of business on April 16, 2012 as the record date for determination of the Stockholders entitled to notice of, and to vote at, the Annual Meeting. To assure that your shares will be represented at the Annual Meeting, please either (1) mark, sign, date and promptly return the accompanying Proxy in the enclosed envelope, (2) vote utilizing the automated telephone feature described in the Proxy, or (3) vote over the internet pursuant to the instructions set forth on the Proxy. You may revoke your Proxy at any time before it is voted provided that you are shareholder of record or have in your possession a legal proxy from the bank or broker that holds the shares.

Stockholders are cordially invited to attend the meeting in person. Please indicate on the enclosed Proxy whether you plan to attend the meeting. Stockholders may vote in person if they attend the meeting even though they have executed and returned a Proxy. To obtain directions to be able to attend the meeting and vote in person, please contact David Gransee at the address set forth above.

By Order of the Board of Directors,

/s/ DAVID H. GRANSEE
David H. Gransee
Secretary

Dated: April 27, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 7, 2012.

The Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available at http://www.RRDEZProxy.com/2012/Manitex.

MANITEX INTERNATIONAL, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

INTRODUCTION

This Proxy Statement is furnished by the Board of Directors of Manitex International, Inc., a Michigan corporation (the “Company” or “Manitex”), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on June 7, 2012 and at any adjournments thereof. The Annual Meeting has been called to consider and vote upon (1) the election of five Directors, (2) the ratification of the appointment of UHY LLP as our Independent Registered Public Accounting Firm for fiscal 2012, and (3) such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. This Proxy Statement and the accompanying Proxy are being sent to Stockholders on or about April 27, 2012.

Persons Making the Solicitation

The enclosed Proxy is solicited on behalf of our Board of Directors. The original solicitation will be by mail. Following the original solicitation, the Board of Directors expects that certain individual Stockholders will be further solicited through telephone or other oral communications from the Board of Directors. The Board of Directors does not intend to use specially engaged employees or paid solicitors. The Board of Directors intends to solicit Proxies for shares which are held of record by brokers, dealers, banks or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. All solicitation expenses will be borne by the Company.

Terms of the Proxy

The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the Stockholder’s shares are to be voted with respect to such matters. By appropriately marking the boxes, a Stockholder may specify whether the proxy holder shall vote for or against or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers upon the proxy holder discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

If the Proxy is executed properly and is received by the proxy holder prior to the Annual Meeting, the shares represented by the Proxy will be voted.

An abstention will be counted for the purpose of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote. If your shares are held in “street name” through a broker, bank or other nominee and you do not provide voting instructions, your broker, bank or other nominee may vote your shares on your behalf under certain circumstances.

On certain “routine” matters, such as the ratification of the selection of the independent registered public accounting firm, brokerage firms may vote their customers’ shares if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the annual meeting and in determining the number of shares voted “For” or “Against” the routine matter.

On “non-routine” matters, if the brokerage firm has not received instructions from the stockholder, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes are only counted for establishing a quorum and will have no effect on the outcome of the vote.

Proposal 2 (ratification of the appointment of the independent registered public accounting firm) is a matter that the Company believes will be designated “routine.” A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with such proposals. Proposal 1 (election of directors) is a matter the Company believes will be considered “non-routine,” therefore, a broker or other nominee cannot vote without instructions on non-routine matters.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the annual meeting.

Due to New York Stock Exchange rules, your broker will NOT be able to vote your shares with respect to the election of Directors if you have not provided directions to your broker. We therefore strongly encourage you to submit your Proxy and exercise your right to vote as a Stockholder.

A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to David H. Gransee, Secretary, 9725 Industrial Drive, Bridgeview, Illinois 60455, by attending the meeting and electing to vote in person, or by a duly executed Proxy bearing a later date. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, however, you will not be able to vote your shares at the meeting.

VOTING RIGHTS AND REQUIREMENTS

Voting Securities

The securities entitled to vote at the Annual Meeting consist of all of our outstanding shares of common stock, no par value per share (“Common Stock”). The close of business on April 16, 2012 has been fixed by our Board of Directors as the record date. Only Stockholders of record as of the record date may vote at the Annual Meeting. As of April 16, 2012, there were approximately 11,699,702 outstanding shares of Common Stock entitled to vote at the Annual Meeting. Each Stockholder will be entitled to one vote on each matter considered at the Annual Meeting for each outstanding share of Common Stock owned by such Stockholder as of the record date.

Quorum

The presence at the Annual Meeting of the holders of record of a number of shares of Common Stock and Proxies representing the right to vote shares of the Common Stock in excess of one-half of the number of shares of the Common Stock outstanding and entitled to vote as of the record date (5,849,852 shares) will constitute a quorum for transacting business.

Votes needed for Passage of Proposals

In the election of directors (Proposal 1), the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. For the proposal to ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for fiscal 2012 (Proposal 2), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, as of April 16, 2012, with respect to the beneficial ownership of our Common Stock by: (i) each person known by us to beneficially own more than 5% of our Common Stock; (ii) each Director and nominee for Director; (iii) each executive officer named in the Summary Compensation Table; and (iv) all of our executive officers and Directors as a group. Except as otherwise indicated, each Stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Common Stock Beneficially Owned(2)
5% Stockholders
Rutabaga Capital Management(3)	1,101,351	9.41%
First Wilshire Securities Management, Inc.(4)	1,084,503	9.27%
Robert J. Skandalaris(5)	811,899	6.94%
Named Executive Officers and Directors
David J. Langevin	822,310	7.03%
Andrew M. Rooke(6)	28,957	*
Lubomir T. Litchev	50,027	*
David H. Gransee	26,989	*
Ronald M. Clark	4,817	*
Robert S. Gigliotti	42,950	*
Marvin B. Rosenberg	21,450	*
Stephen J. Tober	34,105	*

All Directors and Officers as a Group (8 persons)	1,031,605	8.82%

*	Less than 1%
(1)	Unless noted otherwise, the business address of each beneficial owner is 9725 Industrial Drive, Bridgeview, Illinois 60455.
(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, each share of Common Stock subject to options held by that person that will become exercisable within sixty (60) days of April 16, 2012 is deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. These percentages were calculated using the 11,699,702 shares of Common Stock outstanding on April 16, 2012.
(3)

Based solely on a Schedule 13G filed with the SEC on February 10, 2012. Rutabaga Capital Management. (“Rutabaga Capital”) is the beneficial owner of 1,101,351 shares of our Common Stock. Rutabaga Capital has the sole power to vote or to direct the vote of 938,051 shares of our Common Stock, shared power to vote or direct the vote of 163,300 shares of our Common Stock and the sole power to dispose or to direct the disposition of 1,101,351 shares of our Common Stock. The business address of Rutabaga Capital is 64 Broad Street, 3rd Floor, Boston, Massachusetts 02109.

(4)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2012. First Wilshire Securities Management, Inc. (“First Wilshire”) is the beneficial owner of 1,084,503 shares of our Common Stock. First Wilshire has the sole power to vote or to direct the vote of 413,090 shares of our Common Stock and the sole power to dispose or to direct the disposition of 1,084,503 shares of our Common Stock. The business address of First Wilshire is 1224 East Green Street, Suite 200, Pasadena, California 91106.
(5)	Based solely on a Schedule 13G filed with the SEC on January 7, 2011. Robert J. Skandalaris is the beneficial owner of, and has sole voting and dispositive power over, 811,899 shares of our Common Stock. Mr. Skandalaris’ address is 1030 Doris Rd., Auburn Hills, Michigan 48326.
(6)	Includes 23,873 shares that are pledged as security.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2011, regarding the compensation plans under which our equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by Stockholders	—	—	258,791	(1)

(1)	Represents shares available for issuance under our Second Amended and Restated 2004 Equity Incentive Plan.

MATTERS TO BE ACTED UPON

PROPOSAL 1: ELECTION OF DIRECTORS

Directors

The nominees for the Board of Directors are set forth below. Our bylaws provide for the annual election of Directors and grant the Board the power to set the number of Directors at no less than one (1) and no more than six (6). The size of our Board is currently set at five (5) Directors and each Director position will be filled by election at the Annual Meeting to be held on June 7, 2012.

Five (5) persons have been nominated by the Board of Directors to serve as Directors until the 2013 Annual Meeting of Stockholders. The Board of Directors recommends that each nominee, Ronald M. Clark, Robert S. Gigliotti, David J. Langevin, Marvin B. Rosenberg and Stephen J. Tober, be elected to serve until the 2013 Annual Meeting of Stockholders. Information on the background and qualification of the nominees is set forth below.

The Board knows of no reason why any nominee for Director would be unable to serve as a Director. In the event that any of them should become unavailable prior to the Annual Meeting, the Proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of Directors may be reduced accordingly. In no event will the Proxies be voted for more than five (5) persons.

Vote Required

The favorable vote of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting is required for the election of each nominee for Director. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTOR

Nominees to Serve Until the 2013 Annual Meeting

Name	Age	Director Since	Positions Held
Ronald M. Clark	64	2010	Director
Robert S. Gigliotti	63	2004	Director
David J. Langevin	61	2006	Director, Chairman and Chief Executive Officer
Marvin B. Rosenberg	71	2006	Director
Stephen J. Tober	47	2007	Director

The following is information about the experience and attributes of the nominees for Director. The experience and attributes described below illustrate the reasons that these individuals were nominated for re-election to the Board.

Ronald M. Clark, Age 64, joined our Board of Directors in 2010. Mr. Clark was the Chief Investment Officer of Allianz of America, Inc. from 2000 until he retired on December 31, 2011. From 1990 until 2000, Mr. Clark was the Chief Operating Officer for Allianz of America, Inc. Mr. Clark has a Bachelor of Science in Industrial Engineering and a Master of Business Administration in Finance and Real Estate both from the University of Wisconsin. Mr. Clark is being re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: capital markets, strategy development, mergers and acquisitions, operations, and executive compensation.

Robert S. Gigliotti, CPA, Age 63, joined our Board of Directors in 2004. Mr. Gigliotti is a tax and business development partner with the Rehmann, an accounting and business consulting firm. Prior to its merger with the Rehmann, Mr. Gigliotti was Managing Partner for the firm of Perrin Fordree & Company, P.C. in Troy, Michigan. Mr. Gigliotti was granted his Certified Public Accountant’s license in 1972 and joined the firm of Perrin, Fordree & Company, P.C. in 1976 after six years in the tax department of the Detroit office of Arthur Andersen & Company. His specialties include estate and financial planning, mergers and acquisitions, and corporate taxation. Mr. Gigliotti has a Bachelor Degree in Business from Alma College. He has been a Visiting Professor in Taxation at Alma College and was on the Board of Trustees of that institution for thirteen years. He is a member of the American Institute of Certified Public Accountants and is on the Board of Directors of the Michigan Association of Certified Public Accountants. Mr. Gigliotti is being re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: Manitex business knowledge, knowledge of Manitex’s industry and market, accounting and finance and executive compensation.

David J. Langevin, Age 61, has been the Chairman of our Board of Directors and our Chief Executive Officer since July 2006. Mr. Langevin was the Chairman and Chief Executive Officer of Manitex, Inc., a leading provider of engineered lift solutions (and one of our subsidiaries), from 2003 until joining our company. Mr. Langevin has a Bachelor of Science from Illinois State University and a Master of Business Administration from DePaul University. In addition to his industry experience and expertise, Mr. Langevin is being re-nominated as a Director because it is the Company’s traditional practice to have its Chief Executive Officer serve as a member of the Board.

Marvin B. Rosenberg, Age 71, joined our Board of Directors in 2006. Mr. Rosenberg was previously Senior Vice President, General Counsel and a Director of Terex Corporation, a publicly-traded company principally engaged in the manufacture and sale of heavy equipment. Mr. Rosenberg retired from Terex Corporation in 1997 and retired from its Board of Directors in 2002. He was also a Director of Fruehauf Trailer Corporation from 1992 to 1996. Mr. Rosenberg holds a Bachelor of Science from the State University of New York at Stony Brook and a Juris Doctor from New York University School of Law. Mr. Rosenberg is being re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: Manitex business knowledge, knowledge of Manitex’s industry and market, manufacturing, distribution, mergers and acquisitions, and executive compensation.

Stephen J. Tober, Age 47, joined our Board of Directors in 2007. From April 2009 to March 2012, Mr. Tober was the Chief Executive Officer of American InterContinental University and President of AIU Online, a Career Education Corporation school. From October 2008 until April 2009, Mr. Tober served as Chief Operating Officer of American InterContinental University. From April 2007 until September 2008, Mr. Tober served as the Managing Director and head of the Corporate and Business Services Group of ThinkEquity Partners, LLC, a boutique institutional investment firm. From September 2004 to March 2007, he was the Co-Chairman and President of Top Driver Acquisition, LLC, a for-profit national driver education company. Mr. Tober was the President of Woodstone Consulting from September 2003 to August 2004. Mr. Tober has a Bachelor of Arts from Amherst College and a Juris Doctor from the University of Virginia School of Law. Mr. Tober is being re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: Manitex business knowledge, knowledge of Manitex’s industry and market, finance and capital markets, operations management, mergers and acquisitions, strategy development, and executive compensation.

Executive Officers of the Company who are not also Directors

Andrew M. Rooke, Age 54, has served as our President and Chief Operating Officer since March 2007. He joined our company in January 2007 as President and Chief Operating Officer of the Testing and Assembly Equipment segment. From 2002 through June 2006, he was the Chief Financial Officer and Vice President of Finance for GKN Sinter Metals, Inc., a wholly owned subsidiary of GKN plc, a company traded in the United Kingdom on the FTSE. GKN Sinter Metals, Inc., with 46 operating units worldwide, was engaged in the design, manufacture and distribution of highly engineered components and assemblies to the global automotive and industrial OEMs, including con rods, transmissions and gears. During his employment with GKN Sinter Metals, Inc., Mr. Rooke was responsible for worldwide finance operations, including reporting, treasury, compliance and analysis, information technology, worldwide procurement and business strategy, including mergers and acquisitions. Prior to that, Mr. Rooke was Director and Controller of GKN Off-Highway and Auto Components Division. Mr. Rooke is a Member of the International Business Advisory Board of Eastern Michigan University. On February 23, 2012, Mr. Rooke was appointed and serves as Member of Spartan Motors, Inc. Board of Directors.

Mr. Rooke holds a Bachelor of Arts in economics from York University in the United Kingdom is qualified as a Chartered Accountant and is a member of the Institute of Chartered Accountants in England and Wales.

Lubomir T. Litchev, Age 57, was appointed President of Manufacturing Operations on May 21, 2012. Mr. Litchev has been an employee of the Company since July, 2008 serving in various manufacturing related capacities. Mr. Litchev was responsible for improving manufacturing processes and restructuring manufacturing operations at a number of our plants at different times. Mr. Litchev in addition to his experience at Manitex has more than twenty years of general management and manufacturing experience.

David H. Gransee, Age 60, has served as our Vice President, Chief Financial Officer, Treasurer, and Secretary since 2006. Prior to joining the Company, Mr. Gransee was the Controller and Assistant Secretary of Eon Labs, Inc., a publicly-traded pharmaceutical company with revenue in excess of $400 million, since its inception in 1992. During his time at Eon Labs, Inc., Mr. Gransee served as its Chief Accounting Officer and his areas of responsibility included financial reporting, internal analysis and budgeting, and insurance and risk management. Mr. Gransee received his Bachelor of Science degree in Accounting from DePaul University.

Board Leadership Structure and Role in Risk Oversight

Mr. Langevin serves as both the Chairman of our Board of Directors and the Chief Executive Officer of our company. We have determined that this leadership structure is appropriate because:

•	It promotes unified leadership and direction for our company;

•	It allows for a single, clear focus for management to execute our company’s strategic initiatives and business plans;

•	The Chief Executive Officer is in the best position to chair Board meetings and to ensure that the key business issues and risks facing our company are brought to the Board’s attention; and

•	We believe that we can more effectively execute our strategy and business plans to maximize stockholder value if the Chairman of the Board is also a member of the management team.

We do not currently have a lead independent director.

Risk Oversight

Our Board of Directors has oversight responsibility for the Company’s risk management process. The Board administers its oversight function through its committees, but retains responsibility for general oversight of risks. The committee chairs are responsible for reporting findings regarding material risk exposure to the Board as quickly as possible. The Board has delegated to the Audit Committee oversight responsibility to review our major financial risk exposures and management’s financial risk management process, including the policies and guidelines used by management to identify, assess and manage the Company’s exposure to financial risk. Our Committee on Directors and Board Governance monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board of Directors Meetings and Committees

The Board of Directors manages and directs the management of the business of our company. During the fiscal year ended December 31, 2011, there were four meetings of the Board of Directors. All of our Directors attended all of the meetings of the Board. All of our Directors participated in 100% of the Committee meetings on which they serve.

Our Directors are expected to attend Annual Meetings of Stockholders except where attendance is impractical due to illness or unavoidable scheduling conflicts. The 2011 Annual Meeting of Stockholders was attended by all of our then-current Directors.

The Board has established three (3) standing committees—the Compensation Committee, the Audit Committee, and the Committee on Directors and Board Governance. The principal functions of these committees are briefly described below. The charters of the Compensation, Audit, and Directors and Board Governance Committees are posted in the “Investor Relations” section of our website, www.manitexinternational.com, and paper copies will be provided upon request to the office of the Secretary, Manitex International, Inc., 9725 Industrial Drive, Bridgeview, Illinois 60455.

Corporate Governance

The Board of Directors has determined that four of our five directors are independent under NASDAQ Rule 5605(a)(2). These independent directors are: Ronald M. Clark, Robert S. Gigliotti, Marvin B. Rosenberg and Stephen J. Tober. Each of the directors serving on the Compensation Committee, the Audit Committee, and the Committee on Directors and Board Governance are also independent under the NASDAQ independence standards applicable to members of such committees.

Compensation Committee

In general, the Compensation Committee reviews and makes recommendations regarding the compensation of our executive officers and certain other management staff. In addition, our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

The Compensation Committee approves the compensation provisions set forth in employment agreements of the Company’s named executive officers. The committee also approves bonus and equity awards, and establishes performance objectives. The Compensation Committee evaluates the performance of our Chief Executive Officer and determines his compensation based on this evaluation. With respect to the other named executive officers, the committee considers the Chief Executive Officer’s input as to performance evaluations and recommended compensation arrangements. The compensation of all named executive officers is subject to the final approval of the committee.

The current members of the Compensation Committee are Ronald M. Clark, Robert S. Gigliotti, Marvin B. Rosenberg and Stephen J. Tober. The members of the Compensation Committee are “independent directors” as that term is defined in NASDAQ Rule 5605(a)(2). The Compensation Committee met two times during the year ended December 31, 2011. From January 1, 2011 through March 20, 2012, Mr. Gigliotti was Chairman of the Compensation Committee. On March 21, 2011, Mr. Clark became Chairman of the Compensation Committee.

Audit Committee

The Audit Committee, which was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, assists the Board in monitoring (1) the integrity of our financial statements; (2) the independent auditor’s qualifications and independence; (3) the performance of our internal control function and independent auditors; and (4) our compliance with legal and regulatory requirements. In addition, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures.

The current members of the Audit Committee are Ronald M. Clark, Robert S. Gigliotti, and Stephen J. Tober. The members of the Audit Committee are “independent directors” as that term is defined in NASDAQ Rule 5605(a)(2), NASDAQ Rule 5605(c)(2)(A), and Rule 10A-3 as promulgated under the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that Mr. Gigliotti is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee met four times during the year ended December 31, 2011. From December 20, 2010 until March 21, 2012, Mr. Clark was Chairman of the Audit Committee. On March 21, 2012, Mr. Gigliotti became Chairman of the Audit Committee.

Committee on Directors and Board Governance

The Committee on Directors and Board Governance reviews the performance of our Directors, makes recommendations for new Directors, and evaluates and makes recommendations regarding our governance practices. The Committee on Directors and Board Governance will consider nominees recommended by Stockholders provided such recommendations are made in accordance with the procedures described in this Proxy Statement below under “Procedure for Stockholder Recommendations to the Committee on Directors and Board Governance for Potential Director Nominees” and under “Stockholder Proposals.” In addition, our Committee on Directors and Board Governance monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper conduct. The current members of the Committee on Directors and Board Governance are Ronald M. Clark, Robert S. Gigliotti, and Marvin B. Rosenberg (Chairman). The members of the Committee on Directors and Board Governance did not meet as a separate committee during the year ended December 31, 2011, however, the committee met with the entire Board to consider certain matters, including the nomination of Directors, and presented their recommendations to the Board.

Principal Functions

The principal functions of the Committee on Directors and Board Governance are to:

•	consider and recommend to the Board qualified candidates for election as directors of our company;

•	periodically prepare and submit to the Board for adoption the Committee’s selection criteria for directors nominees;

•	recommend to the Board and management a process for new Board member orientation;

•	consider matters of corporate governance and Board practices and recommend improvements to the Board;

•	review periodically our articles of incorporation and bylaws in light of statutory changes and current best practices;

•	review periodically the charter, responsibilities, membership and chairmanship of each committee of the Board and recommend appropriate changes;

•	review Director independence, conflicts of interest, qualifications and conduct and recommend to the Board removal of a Director when appropriate; and

•	annually assess the Committee’s performance.

Nominating Procedures

The Board has adopted membership guidelines that outline the desired composition of the Board and the criteria to be used in selecting directors. These guidelines provide that the Board should be composed of directors with a variety of experience and backgrounds, who have high-level managerial experience in a complex organization and who represent the balanced interests of stockholders as a whole rather than those of special interest groups. Other important factors in Board composition include diversity, age, international background and experience and specialized expertise. A significant majority of the Board should be Directors who are not our past or present employees or significant stockholders, customers or suppliers.

In considering candidates for the Board, the Committee on Directors and Board Governance considers the entirety of each candidate’s credentials and does not have any specific, minimum qualifications that must be met by a Board nominee. The Committee is guided by the composition guidelines set forth above and by the following basic selection criteria: highest character, integrity and experience.

The Committee on Directors and Board Governance will consider written recommendations from stockholders for potential nominees for director that are made in accordance with the procedure set forth below. The committee will apply the same criteria to all candidates it considers, including any candidates submitted by stockholders. The committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s contributions to the board during their current term. The members of the Committee on Directors and Board Governance did not meet as a separate committee during the year ended December 31, 2011, however, the committee met with the entire Board to consider certain matters, including the nomination of Directors, and presented their recommendations to the Board.

Procedure for Stockholder Recommendations to the Committee on Directors and Board Governance for Potential Director Nominees

The Committee on Directors and Board Governance will consider written recommendations from stockholders for potential nominees for director. The names of suggested nominees, together with the information set forth below, should be submitted for consideration in accordance with the directions for proposals to be considered for inclusion in the Company’s proxy materials described in the section below entitled “Stockholder Proposals.” Timely nominations will be considered but may not be part of the slate nominated by our Board of Directors and, accordingly, would not be included in our proxy materials.

In order to be a valid submission for recommendation to the Committee on Directors and Board Governance for a potential nominee, the form of recommendation must set forth:

•	Biographical information about the candidate and a statement about his or her qualifications;

•

Any other information required to be disclosed about the candidate under the Securities and Exchange Commission’s proxy rules (including the candidate’s written consent to being named in the proxy statement and to serve as a director, if nominated and elected); and

•	The names and addresses of the stockholder(s) recommending the candidate for consideration and the number of shares of our common stock beneficially owned by each.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation earned by our named executive officers in fiscal years 2009, 2010 and 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)		Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
David J. Langevin	2011	$350,000	$181,475	(1)	$32,025	(1)	—		—	$27,875	(5)	$591,375
Chairman and Chief Executive Officer	2010	$310,625	—		—		$171,500	(2)	—	$27,600	(6)	$509,725
	2009	$263,667	—		—		—		—	$27,600	(6)	$291,267

Andrew M. Rooke	2011	$275,000	$137,914	(3)	$24,336	(3)	—		—	$12,000	(7)	$449,250
President and Chief Operating Officer	2010	$250,508	—		—		$129,250	(2)	—	$12,000	(7)	$391,758
	2009	$230,198	—		—		—		—	$20,205	(8)	$250,403

David H. Gransee	2011	$200,000	$85,006	(4)	$14,994	(4)	—		—	$9,000	(9)	$309,000
Vice President and Chief Financial Officer	2010	$182,188	—		—		$62,000	(2)	—	$9,000	(9)	$253,188
	2009	$167,417	—		—		—		—	$10,088	(10)	$177,505

(1)	David Langevin was awarded a discretionary bonus of $213,500 for 2011. In accordance with a recommendation of the Compensation Committee, Mr. Langevin is to receive restricted stock units with a value equal to 15% of his bonus and stipulated that Mr. Langevin’s cash bonus is to be reduced by the value of the restricted stock units granted. Mr. Langevin was awarded 4,090 restricted stock units based on a closing stock price of $7.83 per Common Share on March 21, 2012, the date Board approved the discretionary bonus and the restricted stock units. The restricted stock units vest upon issuance.
(2)	The amounts in this column reflect cash awards earned by the named individuals in connection with our 2010 Bonus Plan.
(3)	Andrew M. Rooke was awarded a discretionary bonus of $162,250 for 2011. In accordance with a recommendation of the Compensation Committee, Mr. Rooke is to receive restricted stock units with a value equal to 15% of his bonus and stipulated that Mr.Rooke’s cash bonus is to be reduced by the value of the restricted stock units granted. Mr. Rooke was awarded 3,108 restricted stock units based on a closing stock price of $7.83 per Common Share on March 21, 2012, the date Board approved the discretionary bonus and the restricted stock units. The restricted stock units vest upon issuance.
(4)	David H. Gransee was awarded a discretionary bonus of $100,000 for 2011. In accordance with a recommendation of the Compensation Committee, Mr. Litchev is to receive restricted stock units with a value equal to 15% of his bonus and stipulated that Mr.Gransee’s cash bonus is to be reduced by the value of the restricted stock units granted. Mr. Gransee was awarded 1,915 restricted stock units based on a closing stock price of $7.83 per Common Share on March 21, 2012, the date Board approved the discretionary bonus and the restricted stock units. The restricted stock units vest upon issuance.
(5)	Represents an $18,000 car allowance, and $9,875 in private club dues
(6)	Represents an $18,000 car allowance, and $9,600 in private club dues.
(7)	Represents a $12,000 auto allowance.
(8)	Represents a $12,000 car allowance, $1,495 401(k) contribution match, and a $6,710 housing allowance.
(9)	Represents a $9,000 auto allowance
(10)	Represents a $9,000 car allowance and a $1,088 401(k) contribution match.

TEMPORARY SALARY REDUCTIONS

Beginning September 2008, the United States and world financial markets came under unprecedented stress. The immediate impact was a dramatic decrease in liquidity and credit availability throughout the world. An incredibly rapid and significant deterioration in economic conditions, especially in the United States and Europe, followed. These events had an immediate and significant adverse impact on the Company, including a very dramatic curtailment of new orders and requests to delay deliveries and, in some cases, to cancel existing orders. See the “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” sections in the Company’s December 31, 2009 and December 31, 2010 Annual Reports on Form 10-K filed with Securities and Exchange Commission for additional details.

As part of the a cost reduction program, Mr. Langevin, Mr. Rooke and Mr. Gransee voluntarily reduced their base salaries on a temporary basis. On February 1, 2009, Mr. Langevin, Mr. Rooke and Mr. Gransee’s base salaries were decreased by 20%, 10% and 10%, respectively. On March 16, 2009, these executive officers voluntarily reduced their base salaries by another 10%. Following these reductions, Mr. Langevin, Mr. Rooke and Mr. Gransee’s temporarily reduced annual base salaries at March 16, 2009 were $252,000, $222,750 and $162,000, respectively.

In January 2010, April 2010, July 2010 and January 2011, the base salaries of Mr. Langevin, Mr. Rooke and Mr. Gransee were increased to restore a portion of the voluntary pay reductions instituted on February 1, 2009 and March 16, 2009. As of January 1, 2011 Mr. Langevin, Mr. Rooke and Mr. Gransee’s base pay have been fully restored to the contractual base salaries that were in effect on January 31, 2009. Mr. Langevin, Mr. Rooke and Mr. Gransee contractual base salaries are $350,000, $275,000 and $200,000. The actual base salaries, which reflect the portions of the voluntary pay reductions which were still in effect in 2010, were $310,625, $250,508 and $182,188 for Mr. Langevin, Mr. Rooke and Mr. Gransee, respectively.

Outstanding Equity Awards at 2011 Fiscal Year-End

As of December 31, 2011, there were no outstanding equity awards to executive officers to report, since (1) no Option Awards have ever been granted to the Company’s executive officers and (2) all Stock Awards previously granted to the Company’s executive officers had fully vested before December 31, 2011.

Employment Agreements

David J. Langevin

On May 28, 2009, we entered into an employment agreement with Mr. Langevin pursuant to which his term of employment commenced on June 15, 2009 and ends on June 15, 2012. Under the agreement, Mr. Langevin’s term of employment will automatically be extended for successive one year periods unless a non-renewal notice is given by either party at least 90 days prior to the end of the term. Mr. Langevin’s employment agreement entitles him to an annual base salary of $350,000 and the insurance and retirement benefits that are generally available to our employees. In accordance with his employment agreement, Mr. Langevin is also provided with a $1,500 per month car allowance plus reimbursement for the dues of a private club membership, cellular telephone and data service costs and expenses. In addition, Mr. Langevin is eligible to receive annual cash incentives as determined by the Compensation Committee of the Board. Additionally, the employment agreement provides for an annual review by the Compensation Committee of the Board on or about June 1 each year, and adjustments may be made at the discretion of the Committee. Mr. Langevin’s base salary was increased to $375,000 as of January 1, 2012.

If the Company terminates Mr. Langevin without “just cause” (as defined in the employment agreement) or if the Company chooses not to renew the agreement, Mr. Langevin is entitled to a severance payment of one year’s salary plus continued health plan coverage, welfare benefits and certain other perquisites for one year. If he is terminated for just cause or if he resigns, he is entitled to no severance payment. If Mr. Langevin is involuntarily terminated within the 9 months following a change of control, he is entitled to a severance payment of two year’s salary plus continued health plan coverage and welfare benefits for two years and certain other perquisites. Please see “Potential Payments upon Termination or Change of Control” for a description of the payments due Mr. Langevin upon the termination of his employment.

If Mr. Langevin is terminated without just cause or “good reason” (as defined in the employment agreement) then he will be subject to a non-competition covenant for so long as we are making post-employment payments to him in accordance with his employment agreement. In all other cases, Mr. Langevin is subject to a non-competition covenant for two years following termination of his employment. Notwithstanding the above, Mr. Langevin may not invest in a competitor, subject to certain exceptions, for two years following his employment. In addition, he is obligated to maintain the confidentiality of our proprietary information and trade secrets for the longer of a period of two years following the termination of his employment or until he is no longer receiving compensation or severance payments pursuant to his employment agreement.

On March 21, 2012, we entered into a new employment agreement with Mr. Langevin that supersedes his previous employment agreement. Under the new employment agreement, Mr. Langevin’s employment term begins on March 21, 2012 and ends on March 31, 2015. The terms of the new employment agreement are consistent with the previous employment agreement except, (1) the agreement automatically extends for successive periods of three years at the end of each one year anniversary of the current employment term (2) the new agreement increases the severance period and health plan coverage to two year’s and (3) provides that upon a change in control that Mr. Langevin is entitled to two years of his monthly base salary, health plan coverage and welfare benefits until the he reaches the age of 65 or becomes eligible for Medicare and the payment of then vested or unvested Company equity incentive awards.

Andrew M. Rooke

On May 28, 2009, we entered into an employment agreement with Mr. Rooke pursuant to which his term of employment commenced on June 15, 2009 and ends on June 15, 2012. Under the agreement, Mr. Rooke’s term of employment will automatically be extended for successive one year periods unless a non-renewal notice is given by either party at least 90 days prior to the end of the term. Mr. Rooke’s employment agreement entitles him to an annual base salary of $275,000 and the insurance and retirement benefits that are generally available to our employees. In accordance with his employment agreement, Mr. Rooke is also provided with a $1,000 per month car allowance, reimbursement in an amount not to exceed $1,000 per month for the dues of a private club membership, plus reimbursement for cellular telephone and data service costs and expenses. In addition, Mr. Rooke is eligible to receive annual cash incentives as determined by the Compensation Committee of the Board. Additionally, the employment agreement provides for an annual review by the Compensation Committee of the Board on or about June 1 each year, and adjustments may be made at the discretion of the Committee. Mr. Rooke’s base salary was increased to $295,000 as of January 1, 2012.

If the Company terminates Mr. Rooke without “just cause” (as defined in the employment agreement) or if the Company chooses not to renew the agreement, Mr. Rooke is entitled to a severance payment of one year’s salary plus continued health plan coverage, welfare benefits and certain other perquisites for one year. If he is terminated for just cause or if he resigns, he is entitled to no severance payment. If Mr. Rooke is involuntarily terminated within the 9 months following a change of control, he is entitled to a severance payment of two year’s salary plus continued health plan coverage, welfare benefits for two years and certain other perquisites and relocation costs (as defined in the agreement). Please see “Potential Payments upon Termination or Change of Control” for a description of the payments due Mr. Rooke upon the termination of his employment.

If Mr. Rooke is terminated without just cause or “good reason” (as defined in the employment agreement) then he will be subject to a non-competition covenant for so long as we are making post-employment payments to him in accordance with his employment agreement. In all other cases, Mr. Rooke is subject to a non-competition covenant for two years following termination of his employment. Notwithstanding the above, Mr. Rooke may not invest in a competitor, subject to certain exceptions, for two years following his employment. Mr. Rooke is also obligated to maintain the confidentiality of our proprietary information and trade secrets for the longer of a period of two years following termination of his employment or until he is no longer receiving compensation or severance payments pursuant to his employment agreement.

On March 21, 2012, we entered into a new employment agreement with Mr. Rooke that supersedes his previous employment agreement. Under the new employment agreement, Mr. Rooke’s employment term begins on March 21, 2012 and ends on March 31, 2015. The terms of the new employment agreement are consistent with the previous employment agreement except, (1) the agreement automatically extends for successive periods of three years at the end of each one year anniversary of the current employment term (2) the new agreement increases the severance period and health plan coverage to two year’s and (3) provides that upon a change in control that Mr. Rooke is entitled to two years of his monthly base salary, health plan coverage and welfare benefits until the he reaches the age of 65 or becomes eligible for Medicare and the payment of then vested or unvested Company equity incentive awards.

Lubomir T. Litchev

On March 21, 2012, Mr. Litchev was appointed to be the Company’s President of Manufacturing Operations, and we have determined that as of that date that he is an “Executive Officer” of the Company. Additionally on March 21, 2012, we entered into an employment agreement with Mr. Litchev pursuant to which his term of employment commenced on March 21, 2012 and ends on March 31, 2015. Under the agreement, Mr. Litchev’s term of employment will automatically extend for successive periods of three years at the end of each one year anniversary of the current employment term unless a non-renewal notice is given by either party at least 90 days prior to the end of the term.

Mr. Litchev’s employment agreement entitles him to an annual base salary of $280,000 and the insurance and retirement benefits that are generally available to our employees. In accordance with his employment agreement, Mr. Litchev is also provided with a $1,000 per month car allowance, plus reimbursement for cellular telephone and data service costs and expenses. In addition, Mr. Litchev is eligible to receive annual cash incentives as determined by the Compensation Committee of the Board. Additionally, the employment agreement provides for an annual review by the Compensation Committee of the Board on or about June 1 each year, and adjustments may be made at the discretion of the Committee.

If the Company terminates Mr. Litchev without “just cause” (as defined in the employment agreement) or if the Company chooses not to renew the agreement, Mr. Litchev is entitled to a severance payment of two year’s salary plus continued health plan coverage, welfare benefits and certain other perquisites for two year. If he is terminated for just cause or if he resigns, he is entitled to no severance payment. Upon a change in control, he is entitled to a payment of two year’s salary plus continued health plan coverage and welfare benefits benefits until the he reaches the age of 65 or becomes eligible for Medicare and the payment of then vested or unvested Company equity incentive awards. Please see “Potential Payments upon Termination or Change of Control” for a description of the payments due Mr. Litchev upon the termination of his employment.

If Mr. Litchev is terminated without just cause or “good reason” (as defined in the employment agreement) then he will be subject to a non-competition covenant for so long as we are making post-employment payments to him in accordance with his employment agreement. In all other cases, Mr. Litchev is subject to a non-competition covenant for two years following termination of his employment. Notwithstanding the above, Mr. Litchev may not invest in a competitor, subject to certain exceptions, for two years following his employment. Mr. Litchev is also obligated to maintain the confidentiality of our proprietary information and trade secrets for the longer of a period of two years following termination of his employment or until he is no longer receiving compensation or severance payments pursuant to his employment agreement.

David H. Gransee

On May 28, 2009, we entered into an employment agreement with Mr. Gransee pursuant to which his term of employment commenced on June 15, 2009 and ends on June 15, 2012. Under the agreement, Mr. Gransee’s term of employment will automatically be extended for successive one year periods unless a non-renewal notice is given by either party at least 90 days prior to the end of the term. Mr. Gransee’s employment agreement entitles him to an annual base salary of $200,000 and the insurance and retirement benefits that are generally available to our employees. In accordance with his employment agreement, Mr. Gransee is also provided with a $750 per month car allowance plus reimbursement for cellular telephone and data service costs and expenses. In addition, Mr. Gransee is eligible to receive annual cash incentives as determined by the Compensation Committee of the Board. Additionally, the employment agreement provides for an annual review by the Compensation Committee of the Board on or about June 1 each year, and adjustments may be made at the discretion of the Committee. Mr. Gransee’s base salary was increased to $214,000 as of January 1, 2012.

If the Company terminates Mr. Gransee without “just cause” (as defined in the employment agreement) or if the Company chooses not to renew the agreement, Mr. Gransee is entitled to a severance payment of one year’s salary plus continued health plan coverage, welfare benefits and certain other perquisites for one year. If he is terminated for just cause or if he resigns, he is entitled to no severance payment. If Mr. Gransee is involuntarily terminated within the 9 months following a change of control, he is entitled to a severance payment of two year’s salary plus continued health plan coverage, welfare benefits for two years and certain other perquisites. Please see “Potential Payments upon Termination or Change of Control” for a description of the payments due Mr. Gransee upon the termination of his employment.

If Mr. Gransee is terminated without just cause or “good reason” (as defined in the employment agreement), then he will be subject to a non-competition covenant for so long as we are making post-employment payments to him in accordance with his employment agreement. In all other cases, Mr. Gransee is subject to a non-competition covenant for two years following termination of his employment. Notwithstanding the above, Mr. Gransee may not invest in a competitor, subject to certain exceptions, for two years following his employment. Mr. Gransee is also obligated to maintain the confidentiality of our proprietary information and trade secrets for the longer of a period of two years following termination of his employment or until he is no longer receiving compensation or severance payments pursuant to his employment agreement.

On March 21, 2012, we entered into a new employment agreement with Mr. Gransee that supersedes his previous employment agreement. Under the new employment agreement, Mr. Gransee’s employment term begins on March 21, 2012 and ends on March 31, 2015. The terms of the new employment agreement are consistent with the previous employment agreement except, (1) the agreement automatically extends for successive periods of three years at the end of each one year anniversary of the current employment term (2) the new agreement increases the severance period and health plan coverage to two year’s and (3) provides that upon a change in control that Mr. Gransee is entitled to two years of his monthly base salary, health plan coverage and welfare benefits until the he reaches the age of 65 or becomes eligible for Medicare and the payment of then vested or unvested Company equity incentive awards.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The employment agreements with our named executive officers provide for payments to such executive officers upon voluntary termination, involuntary termination without just cause; non-renewal by us of a named executive officer’s employment agreement, just cause termination, termination following a change in control, and in the event of permanent disability of the executive. Such amounts payable to each executive officer are described below assuming that each event triggering payment occurred on December 31, 2011.

The following assumptions were made in estimating the payments set forth below: (1) termination payment of accrued unpaid base salary is calculated assuming a full pay period (this payment may be less, depending upon where the termination date falls within the pay period); (2) the value of post-termination health, dental and life insurance is estimated to be $1,400 per month; and (3) accrued and unused vacation is assumed to be the annual maximum of four weeks.

The employment agreements for our named executive officers define “change of control” as:

(1)	the sale or other transfer of more than 50% of the ownership interests of the Company to one or more non-affiliated corporations, persons or other entities,

(2)	the merger or consolidation of the Company with another non-affiliated corporation, person or entity such that the shareholders of the Company, immediately preceding the merger or consolidation own less than 50% of the person or other entity surviving the merger or consolidation,

(3)	the failure of the Company to assign such employment agreement to a successor,

(4)	a majority of the members of the Board of Directors of the Company on the date of the employment agreement (each a “Current Director”) cease to be members of the Board of Directors of the Company, provided that any director recommended by a majority of the Current Directors as a successor of a Current Director shall be deemed to be a Current Director, and

(5)	the sale, merger or other transfer of all or substantially all of the Company’s consolidated assets to one or more non-affiliated corporations, persons or other entities.

The employment agreements for our named executive officers define “just cause” as:

(1)	employee’s admission of, or conviction of any act of fraud, embezzlement or theft against the Company or any of its subsidiaries;

(2)	employee’s plea of guilty or of no contest with respect to, admission of, or conviction for, a felony or any crime involving moral turpitude, fraud, embezzlement, theft or misappropriation;

(3)	employee’s violation of the confidentiality, ownership of inventions, and non-competition provisions set forth in the employment agreement;

(4)	employee’s misappropriation of the Company’s or any of its subsidiaries’ funds or a corporate opportunity by employee;

(5)	employee’s negligence, willful or reckless conduct that has brought or is reasonably likely to bring the Company or any of its subsidiaries into public disgrace or disrepute or which has had or is reasonably likely to have a materially adverse effect on the Company’s business;

(6)	any violation by employee of any statutory or common law duty of loyalty to the Company or any of its subsidiaries;

(7)	alcohol or substance abuse by employee that interferes with the performance of employee’s duties; or

(8)	any other material breach by employee of his employment agreement;

provided that the reasons described in clauses (3), (6), (7) and (8) are subject to giving the employee notice and an opportunity to correct such behavior.

David J. Langevin

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Termination without Just Cause or Non-Renewal of Employment Agreement by the Company	Just Cause Termination	Involuntary Termination Within 9 Months of Change in Control	Permanent Disability
Compensation:
Continuation of Base Salary	—	$350,000	—	$700,000	$350,000

Termination Payment of Accrued Unpaid Base Salary	$14,583	$14,583	$14,583	$14,583	$14,583

Payment of Unpaid Board-Approved Bonus Earned on or before the Date of Termination	$213,500	$213,500	$213,500	$213,500	$213,500

Benefits:
Post-Termination Health, Dental & Life Insurance	—	$16,800	—	$33,600	$16,800

Private Club Dues Reimbursement	—	$12,000	—	$24,000	$12,000

Termination Payment of Accrued Unpaid Car Allowance	$1,500	$1,500	$1,500	$1,500	$1,500

Accrued Unused Vacation	$29,166	$29,166	$29,166	$29,166	$29,166

Total:	$258,749	$637,549	$258,749	$1,016,349	$637,549

Andrew M. Rooke

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Termination without Just Cause or Non-Renewal of Employment Agreement by the Company	Just Cause Termination	Involuntary Termination Within 9 Months of Change in Control**	Permanent Disability
Compensation:
Continuation of Base Salary	—	$275,000	—	$550,000	$275,000

Termination Payment of Accrued Unpaid Base Salary	$11,458	$11,458	$11,458	$11,458	$11,458

Payment of Unpaid Board-Approved Bonus Earned on or before the Date of Termination	$162,250	$162,250	$162,250	$162,250	$162,250

Benefits:
Post-Termination Health, Dental & Life Insurance	—	$16,800	—	$33,600	$16,800

Private Club Dues Reimbursement	—	$12,000	—	$24,000	$12,000

Termination Payment of Accrued Unpaid Car Allowance	$1,000	$1,000	$1,000	$1,000	$1,000

Accrued Unused Vacation	$22,916	$22,916	$22,916	$22,916	$22,916

Total:	$197,624	$501,424	$197,624	$805,224	$501,424

**

In the event of such involuntary termination, we will also reimburse Mr. Rooke for his relocation costs, which will be grossed up to cover taxes. Relocation costs include: (i) packing and moving expenses; (ii) closing costs, including title and recording fees, related to the sale of Mr. Rooke’s existing property and the subsequent purchase of his new residence, not to exceed $3,000 in each instance, and sales agents commission; (iii) expenses incurred for up to three (3) property identification visits, not to exceed $1,500 per visit; (iv) the cost of any temporary accommodations for no more than twelve (12) months after signing his employment agreement; and (v) any loss on the sale of Mr. Rooke’s existing property up to $100,000. We will also pay Mr. Rooke one month of his base salary (approximately $22,916) to cover the cost of any incidentals.

David H. Gransee

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Termination without Just Cause or Non-Renewal of Employment Agreement by the Company	Just Cause Termination	Involuntary Termination Within 9 Months of Change in Control	Permanent Disability
Compensation:
Continuation of Base Salary	—	$200,000	—	$400,000	$200,000

Termination Payment of Accrued Unpaid Base Salary	$8,333	$8,333	$8,333	$8,333	$8,333

Payment of Unpaid Board-Approved Bonus Earned on or before the Date of Termination	$100,000	$100,000	$100,000	$100,000	$100,000

Benefits:
Post-Termination Health, Dental & Life Insurance	—	$16,800	—	$33,600	$16,800

Termination Payment of Accrued Unpaid Car Allowance	$750	$750	$750	$750	$750

Accrued Unused Vacation	$16,667	$16,667	$16,667	$16,667	$16,667

Total:	$125,750	$342,550	$125,750	$559,350	$342,550

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to us and/or written representations that no Form 5 filings were required, we believe that during the period from January 1, 2011 through December 31, 2011, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with on a timely basis

Code of Ethics

We have adopted a code of ethics applicable to our principal executive officer and principal financial and accounting officer, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002, the rules of the SEC promulgated thereunder, and the NASDAQ rules. The code of ethics also applies to all of our employees as well as our Board of Directors. In the event that any changes are made or any waivers from the provisions of the code of ethics are made, these events would be disclosed on our website or in a report on Form 8-K within four business days of such event. The code of ethics is posted on our website at www.manitexinternational.com. Copies of the code of ethics will be provided free of charge upon written request directed to Investor Relations, Manitex International, Inc., 9725 Industrial Drive, Bridgeview, Illinois 60455.

Transactions with Related Persons

Discussed below are certain direct and indirect relationships and transactions involving our company and certain of our Directors, executive officers, nominees for Director, beneficial owners of more than five percent of our Common Stock and members of the immediate families of the foregoing. We believe that the terms of the following transactions are comparable to terms that would have been reached by unrelated parties in arms-length transactions.

Bridgeview Lease

Beginning June 1, 2010, we lease our 40,000 sq. ft. Bridgeview facility from an entity controlled by Mr. Langevin, the Company’s Chairman and CEO, and the beneficial owner of more than 5% of our outstanding Common Stock. The lease will expire on June 30, 2016 and has a provision for six one year extension periods. Pursuant to the terms of the lease, we made monthly lease payments of approximately $20,000. The Company is also responsible for all the associated operating expenses, including insurance, property taxes, and repairs. The lease contains a rental escalation clause under which annual rent is increased during the initial lease term by the lesser of the increase in the Consumer Price Increase or 2.0%. Rent for any extension period shall however, be the then-market rate for similar industrial buildings within the market area. The dollar value of Mr. Langevin’s interest in the lease transaction was approximately $240,000 and $140,000 in 2011 and 2010, respectively. We have assumed for the purpose of calculating Mr. Langevin’s interest in the lease transaction, that he and his affiliates own 100% of the equity interests of the entity that is a party to such transaction.

The Company has the option, to purchase the building by giving the landlord written notice at any time prior to the date that is 180 days prior to the expiration of the lease or any extension period. The landlord can require the Company to purchase the building if a change of Control Event, as defined in the agreement, occurs by giving written notice to the Company at any time prior to the date that is 180 days prior to the expiration of the lease or any extension period. The purchase price regardless whether the purchase is initiated by the Company or the landlord will be the Fair Market Value as of the closing date of said sale.

Lease of Georgetown Facility

We lease our Georgetown, Texas manufacturing facility from an entity owned by Robert Skandalaris, the beneficial owner of more than 5% of our outstanding Common Stock. This lease is for a term of 12 years, which expires in April of 2018. Pursuant to the terms of the lease, we made monthly lease payments of approximately $70,000 in 2009, $71,000 in 2010 and $72,000 in 2011. We are also responsible for all of the associated operating expenses of the facility including, insurance, property taxes and repairs. Under the lease, the monthly rent is adjusted annually by the lesser of the increase in the Consumer Price Index or 2%. The dollar value of Mr. Skandalaris’ interest in the lease transaction was approximately $836,000, $852,000 and $862,000 in each of 2009, 2010 and 2011, respectively. We have assumed for the purpose of calculating Mr. Skandalaris’ interest in the lease transaction, that he and his affiliates own 100% of the equity interests of the entity that is a party to such transaction.

Transactions with BGI USA, Inc.

The Company, through its subsidiaries, purchases and sells parts to BGI USA, Inc. (“BGI”) including its subsidiary, SL Industries, Ltd (“SL”). BGI is a distributor of assembly parts used to manufacture various lifting equipment. SL Industries, Ltd is a Bulgarian subsidiary of BGI that manufactures fabricated and welded components used to manufacture various lifting equipment. BGI is owned by Lubomir T. Litchev, who was appointed to be the Company’s President of Manufacturing Operations on March 21, 2012 and at which point Mr. Litchev became an Executive Officer of the Company. As such, all transactions between the Company and BGI and its subsidiary beginning on March 21, 2012 are related party transactions under Security and Exchange Commission rules.

Mr. Litchev was an employee of the Company before becoming an Executive Officer on March 21, 2012. Therefore, as a matter of good governance transactions between the Company and BGI in 2011 were subject to the review and approval process described below. See Note 23 to our consolidated financial statements in our Annual Report on Form 10-K filed on March 23, 2012 for additional details.

Approval Process

Transactions involving related persons are approved, or ratified if pre-approval is not feasible, by our Audit Committee, which approves or ratifies the transaction only if our Audit Committee determines that it is in the best interests of our stockholders. In considering the transaction, our Audit Committee considers all relevant factors, including, as applicable (i) the business rationale for entering into the transaction; (ii) available alternatives to the transaction; (iii) whether the transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar circumstances; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction. Our Audit Committee also periodically monitors ongoing transactions involving related persons to ensure that there are no changed circumstances that would render it advisable to amend or terminate the transaction.

DIRECTOR COMPENSATION

Directors who are employees of the Company receive no compensation, as such, for their service as members of the Board. In calendar year 2011, pursuant to the Non-Employee Director Plan, Directors who were not employees of the Company received $6,250 per fiscal quarter. All Directors are reimbursed for expenses incurred in connection with attendance at meetings. In addition, non-employee Directors are eligible to participate in the Company’s Second Amended and Restated 2004 Equity Incentive Plan.

The following table sets forth information regarding the compensation received by each of our non-employee Directors during the year ended December 31, 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Mr. Ronald M. Clark	$25,000	$9,269	(3)	—	—	—	—		$34,269
Robert S. Gigliotti	$25,000	$27,800	(2)	—	—	—	—		$52,800
Marvin B. Rosenberg	$25,000	$27,800	(2)	—	—	—	$60,000	(1)	$112,800
Stephen J. Tober	$25,000	$27,800	(2)	—	—	—	—		$52,800

(1)	Represents a $5,000 monthly consulting fee paid to Mr. Rosenberg for services provided to the Company.
(2)	Represents the value of 5,000 restricted stock units based on closing price of the Company’s Common Stock of $5.56 on March 15, 2011, the date of grant.
(3)	Represents the value of 1,667 restricted stock units based on closing price of the Company’s Common Stock of $5.56 on March 15, 2011, the date of grant.

Meetings of Non-Employee Directors

The non-employee directors of the Board typically meet in executive session without management present either prior to or immediately following each scheduled Board Meeting, and as otherwise needed. When the non-employee directors of the Board or respective committees meet in executive session without management, a temporary chair is selected from among the directors to preside at the executive session.

Delivery of Proxy Materials to Households

Pursuant to SEC rules, services that deliver the Company’s communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of the Company’s annual report to stockholders and this proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to stockholders and this proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Such written or oral requests should be made to David Gransee at 9725 Industrial Drive, Bridgeview, Illinois 60455, or (708) 237-2078. Stockholders sharing the same address who wish to receive separate copies or only a single copy of the Company’s annual reports to stockholders and proxy statements in the future should contact David Gransee at 9725 Industrial Drive, Bridgeview, Illinois 60455.

Communication with the Board of Directors

Correspondence for any member of our Board of Directors may be sent to such Director’s attention: c/o Corporate Secretary, Manitex International, Inc., 9725 Industrial Drive, Bridgeview, Illinois 60455. Any written communication will be forwarded to the Board for its consideration.

AUDIT COMMITTEE

The Board of Directors has adopted a written charter for the Audit Committee. The three members of the Audit Committee are “independent directors” as that term is defined in NASDAQ Rule 5605(a)(2), NASDAQ Rule 5605(c)(2)(A), and Rule 10A-3 as promulgated under the Securities Exchange Act of 1934, as amended.

Principal Accounting Firm Fees. The aggregate amount of fees billed for professional services by UHY LLP (“UHY”) and UHY Advisors, Inc. (“Advisors”) for the fiscal years ended December 31, 2011 and December 31, 2010, are as follows:

	2011	2010
Audit Fees	$328,379	$368,063
Audit-Related Fees	26,690	14,425

Total Audit and Audit-Related Fees	355,069	382,488
Tax Fees	—	2,165
All Other Fees	—	—

Total Fees	$355,069	$384,653

Audit Fees. These fees are for professional services rendered in connection with the audit of our annual financial statements for the fiscal years ended December 31, 2011 and December 31, 2010, and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years.

Audit-Related Fees. These fees are fees billed in the fiscal year for assurance and related services in connection with the performance of the audit or review of our financial statements but are not “Audit Fees,”.

Tax Fees. These fees relate to federal, state and foreign tax compliance services, including preparation, compliance, advice and planning.

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy which requires the Audit Committee’s pre-approval of audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Except as set forth below, all engagements for audit, non-audit and tax services rendered by UHY and Advisors for fiscal year 2011 and 2010 were pre-approved in accordance with the Audit and Non-Audit Services Pre-Approval Policy. The pre-approval requirement was waived under the de minimums exception for 100% of the total Tax Fees for fiscal year 2010, which exception is described in our Audit and Non-Audit Services Pre-approval Policy and applicable rules and regulations of the Securities and Exchange Commission.

Leased Employees. UHY LLP acts as our principal independent registered public accounting firm. UHY LLP personnel work under the direct control of UHY LLP partners and are leased from wholly-owned subsidiaries of UHY Advisors, Inc. in an alternative practice structure.

Audit Committee Report

The Audit Committee report set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Audit Committee Report. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. In this context, the Audit Committee has reviewed and discussed with management the audited financial statements. The Audit Committee has discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by the Statement on Auditing Standards No. 114 (The Auditor’s Communication with those Charged with Governance). In addition, the Audit Committee has received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Registered Public Accounting Firm’s communications with the Audit Committee concerning independence and has discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the Independent Registered Public Accounting Firm’s provision of other non-audit services to the Company is compatible with the auditor’s independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or fairness of the audited financial statements.

Sincerely,

RONALD M. CLARK

ROBERT S. GIGLIOTTI

STEPHEN J. TOBER

PROPOSAL 2:	RATIFICATION OF THE APPOINTMENT OF UHY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2012

The Board of Directors, upon recommendation of the Audit Committee, has appointed UHY LLP as Independent Registered Public Accounting Firm, to audit our consolidated financial statements for the year ending December 31, 2012, and to perform other appropriate services as directed by our management and Board of Directors.

A proposal will be presented at the meeting to ratify the appointment of UHY LLP as our Independent Registered Public Accounting Firm. It is not expected that a representative of UHY LLP will be present at the Annual Meeting. Stockholder ratification of the appointment of UHY LLP as our Independent Registered Public Accounting Firm is not required by our bylaws or other applicable legal requirement. However, the Board of Directors is submitting the selection of UHY LLP to the Stockholders for ratification as a matter of good corporate practice. If the Stockholders fail to ratify this appointment, other independent registered public accounting firm will be considered by the Board of Directors upon recommendation of the Audit Committee.

Even if the appointment is ratified, the Board of Directors at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our Stockholders.

Vote Required

The ratification of UHY LLP as our independent registered public accounting firm will require the affirmative vote of the holders of at least a majority of the outstanding shares of our Common Stock present or represented at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF UHY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS TO COME BEFORE THE MEETING

Our board of directors does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

ANNUAL REPORT

The Annual Report to Stockholders covering the Company’s fiscal year ended December 31, 2011 is being mailed to Stockholders with this Proxy Statement. The Company’s annual report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 2011, including the financial statements, schedules, and exhibits thereto, which the Company has filed with the SEC will be made available to beneficial owners of the Company’s securities without charge upon request by contacting David H. Gransee, 9725 Industrial Drive, Bridgeview, Illinois 60455.

STOCKHOLDER PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2013 Annual Meeting of Stockholders must submit the written proposal to the Company no later than December 30, 2012 addressed to the Corporate Secretary at the address set forth on the first page of this proxy statement. Stockholders who intend to present a proposal at the 2013 Annual Meeting of Stockholders without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than March 15, 2013. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

REQUEST TO RETURN PROXIES PROMPTLY

A Proxy is enclosed for your use. Please mark, date, sign and return the Proxy at your earliest convenience or vote through the telephone or Internet procedures set forth on the Proxy. The Proxy requires no postage if mailed in the United States in the postage-paid envelope provided. A prompt return of your Proxy will be appreciated.

By Order of the Board of Directors,

/s/ DAVID H. GRANSEE
Bridgeview, Illinois

April 27, 2012

MANITEX INTERNATIONAL, INC. ATTN:DAVID GRANSEE 9725 INDUSTRIAL DRIVE BRIDGEVIEW, IL 60455

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors		☐	☐	☐
Nominees
01	Ronald M. Clark	02 Robert S. Gigliotti		03 David J. Langevin		04 Marvin B. Rosenberg	05 Stephen J. Tober
The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain
2	Ratification of the appointment of UHY LLP as the Company’s independent registered public accounting firm for fiscal 2012.						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

MANITEX INTERNATIONAL, INC.

Annual Meeting of Stockholders

June 7, 2012 11:00 AM (Central Daylight Time)

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David J. Langevin and Andrew M. Rooke, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MANITEX INTERNATIONAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM (Central Daylight Time) on Thursday, June 7, 2012, at our offices located at 9725 Industrial Drive, Bridgeview, Illinois 60455, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If any other matters properly come before the meeting, the shares represented by this proxy will be voted in accordance with the discretion of the persons designated as proxies.

Continued and to be signed on reverse side